Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Sharper Image Corporation, a Delaware corporation (“Sharper Image”), does hereby certify that:

a)	The Quarterly Report on Form 10-Q for the period ended July 31, 2005 (the “Form 10-Q”) of Sharper Image fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of Sharper Image.

By:	/s/ Richard J. Thalheimer
Richard J. Thalheimer
Chairman and Chief Executive Officer
September 8, 2005